FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 13, 2004

(Date of earliest even reported)

HOUSEHOLD FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-75	36-1239445

(State of incorporation or organization	(Commission File Number)	(I.R.S. Employee Identification No.)

2700 Sanders Road
Prospect Heights, Illinois 60070
(Address of principal executive officers)

Registrant’s telephone number, including area code: 847- 564- 5000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Slide presentation made by officers of Household International, Inc., the parent of Household Finance Corporation, to equity investors of HSBC Holdings plc at the headquarters of Household International, Inc. on September 13, 2004, are included in this Form 8-K as Exhibit 99 and is being furnished in accordance with Regulation FD of the Securities and Exchange Commission.

The presentation includes information that constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and as such will involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Household, or its subsidiaries, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on information, which is available to Household on the date they are made, and therefore they express Household’s current views and current assumptions that may change. For a list of important factors that could affect Household’s actual results or could cause such results to vary materially from those expressed in the information furnished with this filing on Form 8-K, please see Household’s Form 10-K for the year ended December 31, 2003 which was filed on March 1, 2004 with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

No.	Description
99	Slide presentation of officers of Household International, Inc., the parent of Household Finance Corporation.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOUSEHOLD FINANCE CORPORATION (Registrant)
By:	/s/ P. D. Schwartz

Patrick D. Schwartz
Vice President and Assistant Secretary

Dated: September 13, 2004

Exhibit Index

     Exhibits

No.	Description

99	Slide presentation of officers of Household International, Inc., the parent of Household Finance Corporation.